Exhibit 99.1

           ProAssurance Reports Results for the Third Quarter of 2006

     BIRMINGHAM, Ala.--(BUSINESS WIRE)--Nov. 8, 2006--ProAssurance Corporation (NYSE: PRA):

     SUMMARY

     ProAssurance Corporation's Net Income per diluted share was $0.96 for the third quarter of 2006. Net Income per diluted share for the nine months ended September 30, 2006 was $5.88, including $3.17 per diluted share, recognized in the first quarter, related to the sale of ProAssurance's Personal Lines business. Year-to-date cash flow from continuing operations was $134.5 million. Book value per share increased by $3.41 to $32.58 during the quarter ended September 30, 2006, largely due to the purchase of Physicians Insurance Company of Wisconsin, Inc. (PIC Wisconsin). ProAssurance reached an important milestone in the quarter, as Stockholder's Equity topped $1.0 billion dollars.

     ProAssurance Corporation's results for the quarter and nine months ended September 30, 2006 are as follows:


Unaudited Consolidated Financial Summary:
----------------------------------------------------------------------
  (in thousands, except per share data)

Continuing Operations(1),(2)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Gross Premiums Written         $163,273  $167,308  $452,264  $434,741
                               ========= ========= ========= =========
Net Premiums Written           $152,043  $155,842  $421,004  $399,991
                               ========= ========= ========= =========
Net Premiums Earned            $149,444  $144,963  $429,295  $399,892
                               ========= ========= ========= =========
Net Investment Income          $ 38,623  $ 25,280  $108,622  $ 71,361
                               ========= ========= ========= =========
Net Realized Investment Gains
 (Losses)                      $   (510) $   (618) $ (1,120) $  1,315
                               ========= ========= ========= =========
Total Revenues                 $189,245  $170,730  $541,228  $476,069
                               ========= ========= ========= =========
Guaranty Fund Assessments      $    314  $    458  $  1,374  $    343
                               ========= ========= ========= =========
Interest Expense               $  2,886  $  2,290  $  8,074  $  6,457
                               ========= ========= ========= =========
Total Expenses                 $142,782  $143,686  $414,579  $404,722
                               ========= ========= ========= =========
Tax Expense                    $ 13,095  $  6,827  $ 35,455  $ 18,223
                               ========= ========= ========= =========
Income From Continuing
 Operations(1),(2)             $ 33,368  $ 20,217  $ 91,194  $ 53,124
                               ========= ========= ========= =========
Discontinued Operations(1)
  Income From Discontinued
   Operations                  $      -  $  9,120  $109,441  $ 25,615
                               ========= ========= ========= =========
Net Income
Net Income                     $ 33,368  $ 29,337  $200,635  $ 78,739
                               ========= ========= ========= =========

(1) Results from our Personal Lines operations, net of tax, are reported as discontinued operations in all periods presented. The sale of that business was effective January 1, 2006. All other data is attributable to continuing operations from our Professional Liability business.

(2) Continuing Operations reflects results from PIC Wisconsin for the months of August and September 2006.


Earnings Per Share

                                 Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                   2006     2005       2006     2005
                                 -------- ---------  -------- --------
Weighted average number of
common shares outstanding
    Basic                         32,551    30,480    31,640   29,700
    Diluted                       35,438    33,345    34,525   32,546
Earnings per share (Basic)
  Income from Continuing
   Operations                    $  1.03  $   0.66   $  2.88  $  1.79
  Income from Discontinued
   Operations                          -      0.30      3.46     0.86
                                 -------- ---------  -------- --------
  Net Income per share (Basic)   $  1.03  $   0.96   $  6.34  $  2.65
                                 ======== =========  ======== ========
Earnings per share (Diluted)
  Income from Continuing
   Operations                    $  0.96  $   0.63   $  2.71  $  1.70
  Income from Discontinued
   Operations                          -      0.27      3.17     0.79
                                 -------- ---------  -------- --------
  Net Income per share (Diluted) $  0.96  $   0.90   $  5.88  $  2.49
                                 ======== =========  ======== ========


Cash Flow Analysis

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                   2006     2005     2006      2005
                                --------- -------- --------- ---------
Cash Provided by Insurance
 Operations                      $89,371  $88,194  $236,411  $251,278
Taxes Paid on Sale of
 Discontinued Operations
 (Personal Lines)                      -        -   (54,565)        -
Net Purchases of Trading
 Portfolio Securities              2,916     (100)  (47,378)     (669)
                                --------- -------- --------- ---------
Net Cash Provided by Operating
 Activities                      $92,287  $88,094  $134,468  $250,609
                                ========= ======== ========= =========


     --   Year-to-date Net Cash Provided by Operating Activities (Operating Cash
          Flow) was affected by net outflows from trading securities activity of $47.4 million and the payment of $54.6 million in taxes in the second quarter on the sale of our Personal Lines operations.


Balance Sheet Highlights(1)

                                  September 30, 2006 December 31, 2005
                                  ------------------ -----------------
Stockholders' Equity                   $  1,081,961      $    765,046
Total Investments (Continuing
 Operations)                           $  3,462,041      $  2,614,319
Total Assets (Continuing
 Operations)                           $  4,330,381      $  3,341,600
Policy Liabilities (Continuing
 Operations)                           $  2,978,115      $  2,572,008
Accumulated Other Comprehensive
 Income (Loss)                         $        602      $     (8,834)
Goodwill (Continuing Operations)       $     67,148      $     29,494
Book Value per Share                   $      32.58      $      24.59

(1) 2006 Balance Sheet Highlights reflect the addition of PIC
 Wisconsin.


Key Ratios (Continuing Operations)

                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------
Net Loss Ratio                        76.3%    81.3%    76.5%    82.9%
Expense Ratio                         17.3%    16.2%    18.2%  16.7%
                                  --------- -------- -------- --------
Combined Ratio                        93.6%    97.5%    94.7%    99.6%
                                  ========= ======== ======== ========
Operating Ratio                       67.8%    80.1%    69.4%    81.8%
                                  ========= ======== ======== ========
Return on Equity                      13.4%    11.6%    13.2%    10.5%
                                  ========= ======== ======== ========


     -- Third quarter Gross Premiums Written were down slightly year-over-year because of overall market conditions. PIC Wisconsin made only a modest contribution to premium in the quarter, as the third quarter is traditionally the low point of renewals for PIC Wisconsin. However, year-to-date Gross Premiums Written were higher year-over-year because of additional business generated by our acquisition of NCRIC, Inc. in August 2005.

     -- Policyholder retention in the third quarter was 80%, affected by the expected move of a 500-member physician group into a self-insured captive. Excluding that event, our retention rate was 84%. Year-to-date retention was 84%, and, excluding the group's departure, 86%.

     -- Premiums on renewing policies were higher by 3% in both the quarter and year-to-date when compared to the same periods a year ago.

     -- There was favorable net reserve development of $11.0 million in the quarter; year-to-date, favorable net reserve development stands at $23.0 million. This positive development continues to come primarily from the 2003 and 2004 accident years.

     -- Net Investment Income continues to become a more important factor in our results as we put the proceeds of our sale of MEEMIC to work, and continue to see the benefits of strong cash flow and higher interest rates.

     Large Verdict Commentary

     On September 29, 2006, a jury in Tampa awarded $117 million in a medical malpractice case against insureds of one of our subsidiaries; on October 3, 2006, the jury added $100 million in punitive damages. To date, no claim has been made directly against ProAssurance or any subsidiary. There are many open legal issues still to be decided regarding both the merits of the case and the availability of coverage to the defendants. Based on similar cases, we believe it will be several years before this case is ultimately resolved.

     As a part of our reserving process, we evaluate the likely outcomes from such verdicts giving consideration to appellate issues, coverage issues, potential recoveries from our insurance and reinsurance programs, and settlement discussions, as well as our historical settlement practices. This information is then used in evaluating the overall adequacy of our reserves. Based upon our current analysis of these factors, we believe our reserves are adequate. We will continue to monitor the developments with this verdict, as we do all verdicts, and will make adjustments to our reserves as necessary.

     PIC Wisconsin Acquisition

     The merger of PIC Wisconsin into ProAssurance was effective August 1, 2006, and the integration process is proceeding well, as expected. Former shareholders of PIC Wisconsin are entitled to receive a total of 1,992,111 shares of ProAssurance stock and we have exchanged approximately 75% of the PIC Wisconsin shares involved.

     Conference Call Information

     --   Live: Wednesday, November 8, 2006, 10:00 AM ET. Dial (800) 500-0177 or
          (719) 457-2679 outside North America. The call will also be webcast on our website, ProAssurance.com, and on StreetEvents.com.

     --   Replay: By telephone, through November 17, 2006 at (888) 203-1112 or
          (719) 457-0820, using access code 2141203. Via internet, through November 30, 2006 at ProAssurance.com and StreetEvents.com.

     -- Podcast: Available on a free subscription basis through a link on the home page of the ProAssurance website.

     About ProAssurance

     ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through our principal subsidiaries The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., Physicians Insurance Company of Wisconsin, Inc., and Red Mountain Casualty Insurance Company, Inc. We also write professional liability coverage through Woodbrook Casualty Insurance, Inc.

     A.M. Best assigns a rating of "A-" (Excellent) to the ProAssurance Group and our principal professional liability subsidiaries, except NCRIC, Inc., which is rated B++ (Very Good). Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong") and Fitch assigns a rating of "A-" to ProAssurance.

     Caution Regarding Forward-Looking Statements

     Any statements in this News Release that are not historical facts are specifically identified as forward-looking statements. These statements are based upon our estimates and anticipation of future events and are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, "anticipate," "believe," "estimate," "expect," "hope," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will" and other analogous expressions. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business.

     Forward-looking statements relating to our business include, among other things: statements concerning liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, payment or performance of obligations under indebtedness, payment of dividends, and other matters.

     These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

     -- general economic conditions, either nationally or in our market area, that are worse than anticipated;

     -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

     --   inflation and changes in the interest rate environment;

     -- performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

     -- changes in laws or government regulations affecting medical professional liability insurance;

     --   changes to our ratings assigned by rating agencies;

     --   the effects of health care changes, including managed care;

     -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectibility of reinsurance;

     -- bad faith litigation may arise from cases in which the amount of a judgment is above our policy limits;

     -- post-trial motions may produce rulings adverse to us and/or appeals we undertake may be unsuccessful;

     -- significantly increased competition among insurance providers and related pricing weaknesses in some markets;

     -- our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

     -- the expected benefits from acquisitions may not be achieved or may be delayed longer than expected due to, among other reasons, business disruption, loss of customers and/or employees, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities;

     -- changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board;

     --   changes in our organization, compensation and benefit plans; and

     -- any other factors listed or discussed in the reports we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, including the Registration Statement filed on February 15, 2006 and updated on June 2, 2006, as well as in our periodic reports filed with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in "Item 1A, Risk Factors."

     We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Except as required by law or regulations, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


     CONTACT: ProAssurance Corporation
              Frank B. O'Neil, 800-282-6242 or 205-877-4461
              Sr. Vice President, Corporate Communications
              & Investor Relations
              foneil@ProAssurance.com